Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Perrigo Company plc
(Exact Name of Registrant as Specified in its
Charter
)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares, par value €0.001 per share	Rule 457(c) and Rule 457(h)	1,412,770	$24.88	$35,149,717.60	0.00015310	$5,381.42

					Total Offering Amount:		$5,381.42

					Total Fee Offsets:		—

					Net Fee Due:		$5,381.42

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form
S-8
shall also cover an indeterminate number of additional ordinary shares of Perrigo Company plc (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the ordinary shares of the Registrant.

(2)
Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act using the average of the high and low sale prices of the ordinary shares on May 6, 2025, as reported on The New York Stock Exchange.